Exhibit 10.1

Summary of 2005 Named Executive Officer Salaries

     On February 10, 2005, the Compensation Committee of the Board of Directors approved the annual base salaries (effective as of January 1, 2005) of the Company’s executive officers after reviewing their performance and competitive market compensation data. The following table sets forth the 2005 base salaries of the five executive officers with the highest 2005 base salaries.

Name and Position	Year	Salary
Ronald L. Hoffman* President and Chief Executive Officer	2005	$1,000,000

John E. Pomeroy Vice President of Dover Corporation; Director and President of Dover Technologies, Inc.	2005	$685,000

David J. Ropp Vice President of Dover Corporation; Director and President of Dover Resources, Inc.	2005	$660,000

Timothy J. Sandker Vice President of Dover Corporation; Director and President of Dover Industries, Inc.	2005	$635,000

Ralph S. Coppola Vice President of Dover Corporation; Director and President of Dover Systems, Inc.	2005	$550,000

*	Mr. Hoffman became Chief Executive Officer effective January 1, 2005. CEO compensation is determined by the Compensation Committee together with the other independent directors.

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